INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration statement of Denbury Resources Inc. (formerly Newscope Resources Ltd.) on Form S-8 (Registration No.-333-1006) of our report dated February 21, 1997, with respect to the consolidated financial statements and schedule of Denbury Resources Inc. appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 1996.



Deloitte & Touche


Chartered Accountants
Calgary, Alberta

March 19, 1997